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                                                          Exhibit 10(iii)A(4)(L)




                                   APPENDIX H



E.1.      Eligible Individual  James H. Heagle

E.2. Effective Date Pursuant to the Eligible Individual's employment agreement letter, dated March 28, 2000, and Section 2.1(b) of the Plan, for purposes of the Plan the Eligible Individual' date of participation shall be May 1, 2000.